Exhibit 99.1
FOR IMMEDIATE RELEASE

SLEEP NUMBER ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 RESULTS

•Fourth quarter net sales declined 14% versus the prior year with demand down low-single digits
•Full year diluted loss per share of $0.68; full year “as adjusted” loss per share of $0.14, excluding $16 million of restructuring costs recorded in the fourth quarter
•Reduced operating expenses by $85 million in 2023; expect a further expense reduction of $40 million to $45 million in 2024 for a two-year total reduction of approximately $130 million (before restructuring costs)
•Expect 2024 adjusted EBITDA of $125 million to $145 million

MINNEAPOLIS – (February 22, 2024) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the year ended December 30, 2023.

“While the consumer environment remains challenging for the mattress industry, our swift actions to improve demand and reduce costs allowed us to make better progress in the fourth quarter than we expected,” said Shelly Ibach, Chair, President and CEO. “Through broad-based restructuring actions to streamline our cost structure, restore margins and strengthen our balance sheet, we are transforming our operating model to improve our financial resilience and position our business for accelerating growth as the mattress industry demand environment improves. Importantly, our long-term opportunity remains intact as we lead through this transformation.”

Fourth Quarter Overview
•Net sales decreased 14% to $430 million, with demand down low-single digits year-over-year
•Gross margin of 56.6% was up 190 bp versus the prior year, primarily benefiting from pricing actions, easing commodity prices and operating cost reductions, partially offset by increased promotions
•Operating expenses were reduced by $24 million to $247 million (before restructuring charges) compared with $271 million last year
•Loss per diluted share of $1.12; “as adjusted” diluted loss per share of $0.58, excluding $16 million of restructuring costs recorded in the fourth quarter

Full Year Overview
•Net sales decreased 11% to $1.89 billion in 2023
•Gross margin increased to 57.7% of net sales, compared with 56.9% for the prior year, including the benefit of pricing actions, easing commodity prices and other cost reduction initiatives
•Loss per diluted share of $0.68; “as adjusted” diluted loss per share of $0.14, excluding $16 million of restructuring costs recorded in the fourth quarter

Cash Flows and Liquidity Review
•Net cash used in operating activities of $9 million, compared with $36 million of cash provided by operating activities last year
•Leverage ratio of 4.1x EBITDAR at the end of the fourth quarter versus covenant maximum of 5.0x
•Adjusted ROIC of 7.8% for the trailing twelve months

Business Restructuring Update
•The company’s broad-based cost management initiatives are progressing as planned. Operating expenses were reduced by $85 million in 2023, with $40 million to $45 million of additional operating expense reductions planned for 2024
•Reduced workforce to approximately 4,100 team members at end of 2023, 7% lower than 2019
•Expect specific ongoing workstreams including product value engineering, service simplification, streamlining suppliers and reprioritizing spend to accelerate near-term growth and efficiency

Sleep Number Announces Fourth-quarter and Full-year 2023 Results - Page 2 of 11

Financial Outlook
The company expects mattress industry demand to remain pressured in 2024. Against this backdrop, the company expects adjusted EBITDA of $125 million to $145 million in 2024, with net sales down mid-single digits versus prior year on a low-single digit demand decline. The company expects approximately 100 basis points of gross margin rate improvement and $12 million of restructuring charges for the year. The company expects to generate $60 million to $80 million of free cash flow with capital expenditures of $30 million.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EST (4 p.m. CST; 2 p.m. PST) today. To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
Sleep Number is a wellness technology company. We are guided by our purpose to improve the health and wellbeing of society through higher quality sleep; to date, our innovations have improved over 15 million lives. Our wellness technology platform helps solve sleep problems, whether it’s providing individualized temperature control for each sleeper through our Climate360® smart bed or applying our 24 billion hours of longitudinal sleep data and expertise to research with global institutions.

Our smart bed ecosystem drives best-in-class engagement through dynamic, adjustable, and effortless sleep with personalized digital sleep and health insights; our millions of Smart Sleepers are loyal brand advocates. And our almost 4,100 mission-driven team members passionately innovate to drive value creation through our vertically integrated business model, including our exclusive direct-to-consumer selling in over 650 stores and online.

To learn more about life-changing, individualized sleep, visit a Sleep Number store near you, our newsroom.  and investor relations sites, or SleepNumber.com

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance, such as the statement that the company is positioned for accelerating growth as the bedding industry demand environment improves and the company’s financial outlook, including the company’s expected adjusted EBITDA, in 2024 and future capital expenditures and operating expenses, are forward-looking statements subject to certain risks and uncertainties including, among others, changes in economic conditions and consumer sentiment and related impacts on discretionary consumer spending; increases in interest rates, which have increased the cost of servicing our indebtedness; availability of attractive and cost-effective consumer credit options; ability to achieve savings and efficiencies from cost savings plans related to operating model transformation and to avoid unexpected adverse effects; dependence on, and ability to maintain working relationships with key suppliers and third parties; fluctuations in commodity costs or third-party delivery or logistics costs and other inflationary pressures; risks inherent in global-sourcing activities, including tariffs, foreign regulation, geo-political turmoil, war, pandemics, labor challenges, foreign currency fluctuations, inflation, and climate or other disasters, and resulting supply shortages and production and delivery delays and disruptions; operating with minimal levels of inventory, which may leave us vulnerable to supply shortages; the effectiveness of our marketing strategy and promotional efforts; the execution of our Total Retail distribution strategy; ability to achieve and maintain high levels of product quality and to improve and expand the product line; ability to protect our technology, trademarks, and brand and the adequacy of our intellectual property rights; ability to effectively compete; risks of disruption in the operation of our facilities and operations, including manufacturing, assembly, distribution, logistics, field services, home delivery, headquarters, product development, retail or customer service operations; ability to comply with existing and changing government regulations and laws; pending or unforeseen litigation and the potential for associated adverse publicity; the adequacy of the company’s and third-party information systems and costs and disruptions related to upgrading or maintaining these systems; our ability to identify and withstand cyber threats that could compromise the security of our systems, result in a data breach or business disruption; risks associated with advancements in or adoption of artificial intelligence technologies; our ability, and the ability of our suppliers and vendors, to attract, retain and motivate qualified and effective personnel; the volatility of Sleep Number stock, our removal from various stock indices, and the potential negative effects of shareholder activism or of changes in coverage by securities analysts; environmental, social and governance risks, including increasing regulation and stakeholder expectations; and our ability to adapt to climate change and readiness for legal or regulatory responses thereto. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K and other periodic reports. We have no obligation to publicly update or revise any of these forward-looking statements.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; julie.elepano@sleepnumber.com

Sleep Number Announces Fourth-quarter and Full-year 2023 Results - Page 3 of 11

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	December 30, 2023	% of Net Sales	December 31, 2022	% of Net Sales
Net sales	$429,518	100.0%	$497,528	100.0%
Cost of sales	186,609	43.4%	225,562	45.3%
Gross profit	242,909	56.6%	271,966	54.7%
Operating expenses:
Sales and marketing	198,032	46.1%	219,224	44.1%
General and administrative	35,477	8.3%	37,217	7.5%
Research and development	13,276	3.1%	14,613	2.9%
Restructuring costs	15,728	3.7%	—	—%
Total operating expenses	262,513	61.1%	271,054	54.5%
Operating (loss) income	(19,604)	(4.6%)	912	0.2%
Interest expense, net	12,687	3.0%	7,633	1.5%
Loss before income taxes	(32,291)	(7.5%)	(6,721)	(1.4%)
Income tax benefit	(7,103)	(1.7%)	(1,291)	(0.3%)
Net loss	$(25,188)	(5.9%)	$(5,430)	(1.1%)

Net loss per share – basic	$(1.12)		$(0.24)

Net loss per share – diluted	$(1.12)		$(0.24)

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,483		22,249
Dilutive effect of stock-based awards	—		—
Diluted weighted-average shares outstanding	22,483		22,249

For the three months ended December 30, 2023 and December 31, 2022, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Sleep Number Announces Fourth-quarter and Full-year 2023 Results - Page 4 of 11

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Twelve Months Ended
	December 30, 2023	% of Net Sales	December 31, 2022	% of Net Sales
Net sales	$1,887,482	100.0%	$2,114,297	100.0%
Cost of sales	798,952	42.3%	912,001	43.1%
Gross profit	1,088,530	57.7%	1,202,296	56.9%
Operating expenses:
Sales and marketing	847,442	44.9%	919,629	43.5%
General and administrative	146,621	7.8%	153,266	7.2%
Research and development	55,797	3.0%	61,521	2.9%
Restructuring costs	15,728	0.8%	—	—%
Total operating expenses	1,065,588	56.5%	1,134,416	53.7%
Operating income	22,942	1.2%	67,880	3.2%
Interest expense, net	42,695	2.3%	18,985	0.9%
(Loss) income before income taxes	(19,753)	(1.0%)	48,895	2.3%
Income tax (benefit) expense	(4,466)	(0.2%)	12,285	0.6%
Net (loss) income	$(15,287)	(0.8%)	$36,610	1.7%

Net (loss) income per share – basic	$(0.68)		$1.63

Net (loss) income per share – diluted	$(0.68)		$1.60

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,429		22,396
Dilutive effect of stock-based awards	—		456
Diluted weighted-average shares outstanding	22,429		22,852

For the year ended December 30, 2023, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Sleep Number Announces Fourth-quarter and Full-year 2023 Results - Page 5 of 11
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited – in thousands, except per share amounts)
subject to reclassification

	December 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$2,539	$1,792
Accounts receivable, net of allowances of $1,437 and $1,267, respectively	26,859	26,005
Inventories	115,433	114,034
Prepaid expenses	16,660	16,006
Other current assets	44,637	39,921
Total current assets	206,128	197,758
Non-current assets:
Property and equipment, net	179,503	200,605
Operating lease right-of-use assets	395,411	397,755
Goodwill and intangible assets, net	66,634	68,065
Deferred income taxes	20,253	7,958
Other non-current assets	82,951	81,795
Total assets	$950,880	$953,936
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$539,500	$459,600
Accounts payable	135,901	176,207
Customer prepayments	49,143	73,181
Accrued sales returns	22,402	25,594
Compensation and benefits	28,273	31,291
Taxes and withholding	17,134	23,622
Operating lease liabilities	81,760	79,533
Other current liabilities	61,958	60,785
Total current liabilities	936,071	929,813
Non-current liabilities:
Operating lease liabilities	351,394	356,879
Other non-current liabilities	105,343	105,421
Total non-current liabilities	456,737	462,300
Total liabilities	1,392,808	1,392,113
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 22,235 and 22,014 shares issued and outstanding, respectively	222	220
Additional paid-in capital	16,716	5,182
Accumulated deficit	(458,866)	(443,579)
Total shareholders’ deficit	(441,928)	(438,177)
Total liabilities and shareholders’ deficit	$950,880	$953,936

Sleep Number Announces Fourth-quarter and Full-year 2023 Results - Page 6 of 11
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Twelve Months Ended
	December 30, 2023	December 31, 2022
Cash flows from operating activities:
Net (loss) income	$(15,287)	$36,610
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,043	67,401
Stock-based compensation	14,855	13,223
Net loss on disposals and impairments of assets	2,898	291
Deferred income taxes	(12,295)	(8,646)
Changes in operating assets and liabilities:
Accounts receivable	(854)	(287)
Inventories	(1,399)	(11,560)
Income taxes	(5,969)	1,356
Prepaid expenses and other assets	(5,220)	19,379
Accounts payable	(28,934)	(4,743)
Customer prepayments	(24,038)	(56,318)
Accrued compensation and benefits	(2,943)	(19,821)
Other taxes and withholding	(519)	179
Other accruals and liabilities	(3,366)	(926)
Net cash (used in) provided by operating activities	(9,028)	36,138

Cash flows from investing activities:
Purchases of property and equipment	(57,056)	(69,454)
Proceeds from sales of property and equipment	21	49
Issuance of notes receivable	(1,317)	—
Investment in non-marketable equity securities	—	(1,202)
Net cash used in investing activities	(58,352)	(70,607)

Cash flows from financing activities:
Net increase in short-term borrowings	73,463	97,647
Repurchases of common stock	(3,747)	(64,188)
Proceeds from issuance of common stock	428	1,131
Debt issuance costs	(2,017)	(718)
Net cash provided by financing activities	68,127	33,872

Net increase (decrease) in cash and cash equivalents	747	(597)
Cash and cash equivalents, at beginning of period	1,792	2,389
Cash and cash equivalents, at end of period	$2,539	$1,792

Sleep Number Announces Fourth-quarter and Full-year 2023 Results - Page 7 of 11
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Percent of sales:
Retail stores	85.9%	84.8%	86.8%	86.3%
Online, phone, chat and other	14.1%	15.2%	13.2%	13.7%
Total Company	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	(14%)	(3%)	(12%)	(8%)
Online, phone and chat	(20%)	10%	(15%)	4%
Total Retail comparable sales change	(15%)	(1%)	(12%)	(6%)
Net opened/closed stores and other	1%	2%	1%	3%
Total Company	(14%)	1%	(11%)	(3%)

Stores open:
Beginning of period	678	662	670	648
Opened	9	14	36	49
Closed	(15)	(6)	(34)	(27)
End of period	672	670	672	670

Other metrics:
Average sales per store ($ in 000's) [1]	$2,853	$3,281
Average sales per square foot [1]	$926	$1,081
Stores > $2 million net sales [2]	65%	76%
Stores > $3 million net sales [2]	24%	36%
Average revenue per smart bed unit [3]	$5,541	$5,361	$5,755	$5,403

1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online, phone and chat sales).
3 Represents Total Retail (stores, online, phone and chat) net sales divided by Total Retail smart bed units.

Sleep Number Announces Fourth-quarter and Full-year 2023 Results - Page 8 of 11
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation, restructuring costs and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net (loss) income	$(25,188)	$(5,430)	$(15,287)	$36,610
Income tax (benefit) expense	(7,103)	(1,291)	(4,466)	12,285
Interest expense	12,687	7,633	42,695	18,985
Depreciation and amortization	17,984	17,843	72,479	66,626
Stock-based compensation	3,982	4,638	14,855	13,223
Restructuring costs [1]	15,728	—	15,728	—
Asset impairments	198	17	672	295
Adjusted EBITDA	$18,288	$23,410	$126,676	$148,024

1 Represents costs related to business restructuring actions initiated in the fourth quarter of fiscal 2023.

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net cash (used in) provided by operating activities	$(40,844)	$(43,984)	$(9,028)	$36,138
Subtract: Purchases of property and equipment	9,034	16,646	57,056	69,454
Free cash flow	$(49,878)	$(60,630)	$(66,084)	$(33,316)

Note - Our Adjusted EBITDA calculations and Free Cash Flow data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Fourth-quarter and Full-year 2023 Results - Page 9 of 11
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Net Leverage Ratio under Revolving Credit Facility
(in thousands)

Our calculation of Net Leverage Ratio under Revolving Credit Facility was changed effective with the amendment of our credit facility on November 2, 2023. Prior to the amendment, the calculation included capitalized operating lease obligations based on a multiple of six times annual rent expense. The amendment replaced this line item with operating lease liabilities included in our financial statements under ASC 842. The calculations in accordance with the November 2, 2023 amendment are presented below. The prior year is presented in conformity with the November 2, 2023 amendment.

	Trailing Twelve Months Ended
	December 30, 2023	December 31, 2022
Borrowings under revolving credit facility	$539,500	$459,600
Outstanding letters of credit	7,147	5,947
Finance lease obligations	319	420
Consolidated funded indebtedness	$546,966	$465,967
Operating lease liabilities [1]	433,154	436,412
Total debt including operating lease liabilities (a)	$980,120	$902,379

Adjusted EBITDA (see above)	$126,676	$148,024
Consolidated rent expense	113,801	110,657
Consolidated EBITDAR (b)	$240,477	$258,681
Net Leverage Ratio under revolving credit facility (a divided by b)	4.1 to 1.0	3.5 to 1.0
1Reflects operating lease liabilities included in our financial statements under ASC 842. The prior period has been updated to reflect this calculation.

Note - Our Net Leverage Ratio under Revolving Credit Facility, Adjusted EBITDA and EBITDAR calculations are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Fourth-quarter and Full-year 2023 Results - Page 10 of 11
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (Adjusted ROIC)
(in thousands)

Adjusted ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our adjusted invested capital. Management believes Adjusted ROIC is also a useful metric for investors and financial analysts. We compute Adjusted ROIC as outlined below. Our definition and calculation of Adjusted ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile adjusted net operating profit after taxes (Adjusted NOPAT) and total adjusted invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	December 30, 2023	December 31, 2022
Adjusted net operating profit after taxes (Adjusted NOPAT)
Operating income	$22,942	$67,880
Add: Operating lease interest [1]	27,777	25,912
Less: Income taxes [2]	(11,851)	(23,542)
Adjusted NOPAT	$38,868	$70,250

Average adjusted invested capital
Total deficit	$(441,928)	$(438,177)
Add: Long-term debt [3]	539,819	460,020
Add: Operating lease liabilities [4]	433,154	436,412
Total adjusted invested capital at end of period	$531,045	$458,255

Average adjusted invested capital [5]	$496,612	$400,038

Adjusted ROIC [6]	7.8%	17.6%

1	Represents the interest expense component of lease expense included in our financial statements under ASC 842, Leases.
2	Reflects annual effective income tax rates, before discrete adjustments, of 23.4% and 25.1% for December 30, 2023 and December 31, 2022, respectively.
3	Long-term debt includes existing finance lease liabilities.
4	Reflects operating lease liabilities included in our financial statements under ASC 842.
5	Average adjusted invested capital represents the average of the last five fiscal quarters' ending adjusted invested capital balances.
6	Adjusted ROIC equals Adjusted NOPAT divided by average adjusted invested capital.

Note - the Company's adjusted ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts. The Company updated its Adjusted ROIC calculation effective beginning with the reporting period ended December 31, 2022, to reflect adjustments consistent with ASC 842.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Fourth-quarter and Full-year 2023 Results - Page 11 of 11
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Reported to Adjusted Statements of Operations Data Reconciliation
(in thousands, except per share amounts)

	Three Months Ended
	December 30, 2023			December 31, 2022

	As Reported	Restructuring Costs [1]	As Adjusted	As Reported
Operating (loss) income	$(19,604)	$15,728	$(3,876)	$912
Interest expense, net	12,687	—	12,687	7,633
(Loss) income before income taxes	(32,291)	15,728	(16,563)	(6,721)
Income tax (benefit) expense [2]	(7,103)	3,680	(3,423)	(1,291)
Net (loss) income	$(25,188)	$12,048	$(13,140)	$(5,430)

Net (loss) income per share:
Basic	$(1.12)	$0.54	$(0.58)	$(0.24)
Diluted	$(1.12)	$0.54	$(0.58)	$(0.24)

Basic Shares	22,483	22,483	22,483	22,249
Diluted Shares	22,483	22,483	22,483	22,249

	Twelve Months Ended
	December 30, 2023			December 31, 2022

	As Reported	Restructuring Costs [1]	As Adjusted	As Reported
Operating income	$22,942	$15,728	$38,670	$67,880
Interest expense, net	42,695	—	42,695	18,985
(Loss) income before income taxes	(19,753)	15,728	(4,025)	48,895
Income tax (benefit) expense [2]	(4,466)	3,680	(786)	12,285
Net (loss) income	$(15,287)	$12,048	$(3,239)	$36,610

Net (loss) income per share:
Basic	$(0.68)	$0.54	$(0.14)	$1.63
Diluted	$(0.68)	$0.54	$(0.14)	$1.60

Basic Shares	22,429	22,429	22,429	22,396
Diluted Shares	22,429	22,429	22,429	22,852

1 Represents costs related to business restructuring actions initiated in the fourth quarter of fiscal 2023.
2 Reflects annual effective income tax rate, before discrete adjustments, of 23.4%.

Note - Our "as adjusted" data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts.

GAAP - generally accepted accounting principles